                                   EXHIBIT 2.2

                      FORM OF THE SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE  AGREEMENT (the  "Agreement") is made and entered into as of this 19th day of January, 2001, by and among Access Health Alternatives, Inc., a
Florida corporation (the "Acquiror"), Continua Health Services, Inc., a Delaware
corporation,  EMDx Corporation,  a Georgia corporation (collectively referred to as the  "Acquiree")  and the holders of one hundred  percent of the  outstanding capital stock of the Acquiree,  as more  particularly  set forth on the attached
Exhibit 2 (the "Stockholders").

                                    RECITALS:

A. The  Stockholders  own, in the aggregate,  100% of the issued and outstanding shares of the capital stock of the Acquiree.

B. The Acquiror  desires to acquire 100% of the issued and  outstanding  capital stock of the Acquiree as of the Closing Date, making the Acquiree a wholly-owned subsidiary of the Acquiror, and the Stockholders desire to exchange all of their shares  of the  Acquiree's  capital  stock  for the  Acquirer's  authorized  but unissued common stock.

C. It is the  intention  of the parties  hereto  that:  (i) the  Acquiror  shall acquire  100% of the issued and  outstanding  capital  stock of the  Acquiree in exchange  solely  for the  number  of shares of the  Acquiror's  authorized  but unissued common stock set forth below (the "Exchange");  (ii) the Exchange shall qualify as a tax-free  reorganization under Section 368(a)(1)(B) of the Internal
Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the
Exchange shall qualify as a transaction in securities  exempt from  registration or qualification  under the Securities Act of 1933, as amended (the "Act"),  and under the  applicable  securities  laws of the state or  jurisdiction  where the
Stockholders reside.

NOW,  THEREFORE,  in consideration  for the mutual premises set forth herein and for such other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.   Recitals and Definitions.
     ------------------------

    (a)  The  foregoing  recitals  are true and  correct  and are  incorporated herein and made a part hereof.

    (b)  For purposes of this  Agreement,  the terms set forth below shall have the following meanings:

     Acquiree  -        Continua Health Services, Inc., and Emdx Corporation

     Acquiror  -        Access Health Alternatives, Inc., a Florida corporation

     Act  -             the Securities Act of 1933, as amended

     Closing  -         the consummation of the Exchange contemplated hereby

     Closing Date  -    the effective date of this Agreement

     Common Stock  -    common stock, $.001 par value per share, of Acquiror

     Exchange  -        the  acquisition  by Acquiror of all of the  outstanding
                        shares of the issued and  outstanding  capital  stock of
                        the Acquiree in exchange for an aggregate of 750,000
                        shares of Common Stock

    Financial   -       audited  financial  statements  of the  Acquiree
    Statements          for the fiscal  years ended December 31, 1999 and 2000

    Statements  -       Acquiror's  audited  financial  statements  for the
                       fiscal years ended December 31, 1999, 1998 and 1997

2.  Exchange of Shares.
    ------------------

         The  Acquiror,  the  Acquiree  and  the  Stockholders  agree  that  the
Stockholders  will  exchange  all of the  issued and  outstanding  shares of the capital stock of the Acquiree owned by them for a total of 750,000 shares of the
Acquirer's  Common Stock , 50,000of which shall be for the exchange of shares in
Continua Health Services, Inc., and 700,000of which shall be for the exchange of shares in Emdx Corporation.,  simultaneously  with the execution and delivery of the  Agreement;  provided,  however,  that in the  event the  Acquirer  does not publicly or privately  raise net proceeds of new equity capital in the amount of
$8,000,000  during the 270-day period  commencing on the Closing Date,  then the
Stockholders  presently  holding a majority of the Acquirees  capital stock,  in their sole  discretion,  may return  500,000  shares in exchange for  ninety-one percent of the capital stock of Acquiree, all amounts to be prorated between the
Acquirees entities.  It is agreed and understood that concurrent with new equity capital,  or as soon as is reasonably  possible,  Acquiror shall segregate up to
$1,800,000  for  funding of the  eContinua  operation  and shall  satisfactorily relieve the principles of Acquiree form personnel guarantees of loans with Darby
Bank of Savannah Georgia which are identified on the Balance Sheet of Acquiree.

         The  number  of  shares  of  Acquiree's  capital  stock  owned  by each
Stockholder  and the number of shares of the  Acquiror's  Common Stock that each will receive on the Closing  Date is set forth on Exhibit 2 attached  hereto and made a part hereof.

         Other  than for the  exchange  of  stock  contemplated  hereby  and the
License Agreement previously entered into, the parties hereto do not contemplate the exchange or payment of any other  consideration,  regardless of form, nor do they  contemplate  any  arrangement  by which the Acquirer  would dispose of its controlling interest in the Acquiree.

         The  shares  of  the  Acquirer's  Common  Stock  to be  issued  to  the
Stockholders  in connection  with the  consummation  of the Exchange will not be registered  pursuant to the Act, and will bear a restrictive  legend  indicating the restrictions on their transferability.

         3.  Delivery  of  Stockholders'   Shares.  On  the  Closing  Date,  the
Stockholders  will deliver to Acquirer the certificates  representing all of the outstanding  shares of Acquiree's  capital stock owned by them, duly endorsed or with duly executed  stock powers so as to make Acquirer the sole owner  thereof, free and clear of all liens, claims and encumbrances.

     4.  Representations  and  Warranties  of  Acquiree  and  Stockholders.  The
Acquiree  and each of the  Stockholders,  jointly and  severally,  as a material inducement  to the  Acquirer to enter into this  Agreement  and  consummate  the
transactions   contemplated  hereby,  make  the  following  representations  and warranties to the Acquirer.  The  representations  and  warranties  are true and correct in all material respects,  to the best knowledge of the Acquiree and the
Stockholders.

          (a) Securities  Holders.  The Stockholders listed on Exhibit 2 are the owners of record and  beneficially  of all of the  issued  and  outstanding shares of the Acquiree's capital stock.

          (b)  Financial  Statements.  Exhibit  4(b)  consists of the  Financial
     Statements.  The Financial Statements and financial  information  contained therein  present  fairly the  financial  condition  of the Acquiree and the results of its operations for the periods covered.

          (c)   Undisclosed   Liabilities.   The  Acquiree  does  not  have  any
     liabilities or obligations of any nature,  fixed or contingent,  matured or unmatured,  that are not shown or otherwise  provided for in its  Financial
     Statements,  except for liabilities and obligations  arising  subsequent to the date of the Financial  Statements  in the ordinary  course of business, none of which individually or in the aggregate is materially adverse to the business or financial condition of the Acquiree. There are no material loss contingencies of the Acquiree that have not been adequately provided for.

          (d)  Materially  Adverse  Change.  Since  the  date  of the  Financial
     Statements,  the business of the Acquiree has been operated in the ordinary course of business and there has not been:

               (i) any  materially  adverse  change in the  business,  condition financial or otherwise, results of operations,  prospects, properties, assets,  liabilities,  earnings,  net worth,  business or prospects of
          Acquiree for such period or at any time during such period;

               (ii) any  material  damage,  destruction  or loss  whether or not covered by insurance affecting the Acquiree or its assets, properties, or business;

               (iii) any declaration,  setting aside, or payment of any dividend or other  distribution  in respect  of any shares of capital  stock of
          Acquiree,  or any direct or  indirect  redemption,  purchase  or other acquisition of any such stock or any agreement to do so;

               (iv) any  issuance or sale by the  Acquiree or  agreement  by the
          Acquiree  or any of the  Stockholders  to  sell or  pledge  any of the
          Acquiree's  securities,  nor have any  irrevocable  proxies been given with respect to the Acquiree's securities;

               (v) any statute,  rule,  regulation  or order  adopted  including orders of regulatory  authorities with  jurisdiction over the Acquiree or its business that materially and adversely  affects the Acquiree or its business or financial condition;

               (vi) any  material  increase  in the rate of  compensation  or in bonus or commission  payments  payable or to become  payable to any of the salaried employees of the Acquiree;  provided,  however, that this paragraph  shall not  restrict  or limit the  Acquiree in any way from hiring additional personnel who are needed for its operation; or

               (vii) any other events or conditions  of any  character  that may reasonably  be expected  to have a  materially  adverse  effect on the
          Acquiree or its business or financial condition.

          (e) Litigation. Except as set forth in the Financial Statements and/or notes  thereto,  or as set forth in any Schedule 4(b) hereto,  there are no
     actions,  suits,  claims,   investigations  or  legal,   administrative  or
     arbitration  proceedings  pending or threatened against the Acquiree or its assets  or its  business,  whether  at law or in equity or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does the Acquiree or any of the  Stockholders  know of any basis for any such  action,  suit, claim, investigation or proceeding.

          (f) Compliance; Governmental Authorizations. The Acquiree has complied in all material  respects with all federal,  state,  local or foreign laws, ordinances,  regulations and orders  applicable to its business,  including without limitation, federal and state securities laws that, if not complied with, would materially and adversely affect such business. The Acquiree has all federal,  state,  local and foreign  governmental  licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect.  Neither the  Acquiree  nor any of the  Stockholders knows of any violations of any such licenses or permits. No proceedings are pending  or  threatened  to  revoke or limit  the use of such  licenses  or permits.

          (g) Due Organization. The Acquiree is a corporation duly organized and validly  existing  under the laws of the State of  Florida;  its  status is active;  it is  qualified  to do business  and is in good  standing in each state where it is required to be so  qualified.  The Acquiree has the power to own its  properties  and  assets  and to  carry on its  business  as now presently  conducted.  The  Articles  of  Incorporation  and  Bylaws of the
     Acquiree are attached hereto as Exhibit 4(g) and are made a part hereof.

          (h) Tax Matters.  The Acquire has filed all  federal,  state and local tax or related  returns and  reports  due or  required  to be filed,  which reports  accurately  reflect in all  material  respects the amount of taxes due. The Acquire has paid all amounts of taxes or assessments that would be delinquent if not paid as of the date of this  Agreement,  other than taxes or charges being contested in good faith or not yet finally  determined.  A list of all such contested items is set forth on Schedule 4(h). Neither the
     Acquiree nor any of the Stockholders is aware of any tax liens with respect to any properties owned by the Acquiree.

          (i)  Agreements.  Schedule  4(i) contains a true and complete list and brief  description of all material  written or oral contracts,  agreements, mortgages,  obligations,  understandings,  arrangements,  restrictions, and other instruments to which the Acquiree is a party or by which the Acquiree is a party or by which or its assets may be bound.  True and correct copies of all items set forth on  Schedule  4(i) have been made  available  to the
     Acquiror.  No event has occurred that whether with or without notice, lapse of time or the happening or occurrence of any other event would  constitute a material default by the Acquiree under any of the contracts or agreements as set  forth  in  Schedule  4(i).  Neither  the  Acquiree  nor  any of the
     Stockholders is aware of any material  default by the other parties to such agreements.  In addition,  no material violations have occurred pursuant to any loan agreements to which the Acquiree is a party.

          (j) Title to Property and Related  Matters.  The Acquiree has good and marketable  title to all of its properties and assets,  real,  personal and mixed,  owned by it at the date of this  Agreement  or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances. Except as set forth in said Schedule 4(i) and except for  matters  that may  arise  in the  ordinary  course  of  business,  the
     Acquiree's  assets are in good operating  condition and repair,  reasonable wear and tear excepted.  There does not exist any condition that materially interferes  with the use thereof in the ordinary  course of the  Acquiree's business.

          (k) Licenses;  Trademarks; Trade Names. The Acquiree does not have nor own any  licenses,  trademarks,  trade names,  service  marks,  copyrights, patents or any  applications  for any of the  foregoing  that relate to its business.

          (l) Due  Authorization.  This  Agreement  has  been  duly  authorized, executed and delivered by the Acquiree and  constitutes a valid and binding agreement of the Acquiree,  enforceable in accordance with its terms except as such  enforcement may be limited in applicable  bankruptcy,  insolvency, moratorium,  and other similar laws relating to,  limiting or affecting the enforcement  of  creditors  rights  generally  or  by  the  application  of equitable principles.  Neither the execution and delivery of this Agreement
     nor  the  consummation  of  the  transactions   contemplated   hereby,  nor
     compliance with any of the provisions hereof,  will violate in any material respect any order, writ,  injunction or decree of any court or governmental authority,  or  violate  or  conflict  with  in  any  material  respect  or constitute  a  default  under or give  rise to any  right  of  termination, cancellation  or  acceleration  under  any  provisions  of  the  Acquiree's
     Articles of Incorporation or By-laws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligations,  agreement, understanding, arrangement  or restriction of any kind to which the Acquiree is a party or by which the  Acquiree or its  properties  may be bound,  or violate in any material  respect any statute,  law, rule or  regulation  applicable to the
     Acquiree. No consent or approval by any governmental  authority is required in  connection  with the  execution  and  delivery by the  Acquiree of this
     Agreement or by the consummation of the transactions contemplated hereby.

          (m) Capitalization.  The authorized  capitalization of the Acquiree is as set forth on Schedule 4(m). All  outstanding  securities  have been duly authorized, validly issued, and are fully paid and non-assessable,  and all such securities were issued in compliance with applicable federal and state
     securities   law.  There  are  no   outstanding  or  presently   authorized
     securities,  warrants,  preemptive rights,  subscription rights, options or related  commitments  or  agreements  of any  nature  to  issue  any of the
     Acquiree's securities.

          (n) Full  Disclosure.  The Acquiree has  disclosed to the Acquiror all events, conditions and facts materially affecting the properties,  business and prospects of the Acquiree that are known to the Acquiree.  The Acquiree has not withheld disclosure of any events,  conditions,  and facts of which it may have  knowledge and that may  materially  and  adversely  affect the properties, business or prospects of the Acquiree.

          (o) Brokerage Fees. The Acquiree has not incurred, and will not incur, any  liability  for  brokerage  or  finder's  fees or  similar  charges  in connection with this Agreement or the transactions contemplated hereby.

          (p) Share Ownership.  The shares of the Acquiree's capital stock to be exchanged  for shares of the  Acquiror's  Common  Stock in the Exchange are owned,  of record and  beneficially,  by the  Stockholders  as specified in
     Exhibit  2, free and clear of all  liens and  encumbrances  of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred.
     There are no agreements to sell, pledge,  assign or otherwise transfer such securities.

          (q) Stockholder  Obligation.  This Agreement constitutes the valid and legally  binding  obligation  of  each  of the  Stockholders.  Neither  the execution  of this  Agreement  nor  the  consummation  of the  transactions contemplated  hereby will constitute in any material respect a violation of or default under,  or conflict in any material  respect with, any judgment, decree,  statute or regulation or any governmental  authority applicable to any  of  the  Stockholders  or  any  contract,  commitments,  agreement  or restriction of any kind to which any of the  Stockholders  is a party or by which any of the  Stockholders  or that  person's  assets  are  bound.  The execution and delivery of this Agreement does not, and the  consummation of the transactions described herein will not, violate in any material respect applicable  law, or any  mortgage,  lien,  agreement,  indenture,  lease or understanding  whether oral or written of any kind outstanding  relative to any of the Stockholders.

          (r) Approvals Required. No approval, authorization,  consent, order or other action of, or filing with,  any person,  firm or  corporation  or any court, administrative agency or other governmental authority is required in connection  with the execution and delivery by any of the  Stockholders  of this Agreement or the  consummation of the transactions  described  herein, except to the extent that any of the  Stockholders  may be required to file reports in  accordance  with relevant  regulations  under federal and state securities laws.

          (s) Subsidiaries. The Acquiree has no subsidiaries.

          (t) Employee  Benefit  Plans.  The  Acquiree  has no employee  benefit plans.

     5.  Representations  and  Warranties  of the Acquiror.  The Acquiror,  as a
material  inducement  to the  Acquiree and the  Stockholders  to enter into this
Agreement  and  consummate  the  transactions  contemplated  hereby,  makes  the following  representations  and warranties to the Acquiree and the Stockholders, which  representations  and  warranties  are true and  correct  in all  material respects at this date, to the best knowledge of the Acquiror after due inquiry.

          (a) Shares of Common Stock. The shares of the Acquiror's  Common Stock to be  delivered  to the  Stockholders  at the Closing  will be validly and legally issued,  free and clear of all liens,  encumbrances,  transfer fees and preemptive rights, and will be fully paid and non-assessable.

          (b) Due  Organization.  The Acquiror is a corporation  duly organized, validly  existing  and in good  standing  under  the  laws of the  State of
     Florida, and is qualified to do business in each state where it is required to be qualified and where such  qualification  is material to its business, and  has the  corporate  power  to own its  property  and to  carry  on its business as now presently conducted.

          (c) Due  Authorization.  This  Agreement  has  been  duly  authorized, executed, and delivered by the Acquiror, and constitutes a legal, valid and binding  obligation of the  Acquiror,  enforceable  in accordance  with its terms except as such  enforcement may be limited by applicable  bankruptcy, insolvency,  moratorium,  and other similar laws  relating to,  limiting or
     affecting  the  enforcement  of  creditors   rights  generally  or  by  the
     application  of  equitable   principles.   The   execution,   delivery  and
     performance  of this Agreement by the Acquiror will not violate or conflict with in any material  respect or constitute a default under any  provisions of applicable law, the Acquiror's  Articles of Incorporation or bylaws,  or any agreement or instrument to which the Acquiror is a party or by which it or its assets are bound.  No consent of any  federal,  state,  municipal or other  governmental  authority is required by Acquiror  for the  execution, delivery or performance  of this  Agreement by the Acquiror.  No consent of any party to any  contract or agreement to which the Acquiror is a party or by which any of its  property  or assets are  subject is  required  for the execution,  delivery or  performance of this Agreement by the Acquiror that has not been obtained at the date of this Agreement.

          (d) Financial  Statements.  The Acquiror has delivered to the Acquiree the Statements.  The Statements  present fairly the financial  condition of the Acquiror as of the dates thereof and the result of  operations  for the periods  reflected  therein.  The  Statements  are  believed  to have  been prepared in  accordance  with  generally  accepted  accounting  principles, consistently  applied.  The books and records,  financial  and other of the
     Acquiror  are in all material  respects  complete and correct and have been maintained in accordance with good business and accounting practices.

          (e)  Undisclosed  Liabilities.  The  Acquiror  has no  liabilities  or obligations of any nature, fixed or contingent,  matured or unmatured, that are not shown or  otherwise  provided for in the  Statements.  All reserves established  by the Acquiror and set forth in the  Statements  are adequate and  there  are no  material  loss  contingencies  that are not  adequately provided for.

          (f) Materially Adverse Change.  Since the date of the Statements,  the
     Acquiror's  business has been operated in the ordinary course and there has not been:

               (i) any  materially  adverse  change in the  business,  condition financial or otherwise, results of operations,  prospects, properties, assets, liabilities, earnings, net worth, business or prospects of the
          Acquiror for such period, in the aggregate, or at any time during such period;

               (ii) any  material  damage,  destruction  or loss  whether or not covered by insurance affecting the Acquiror or its assets,  properties or businesses;

               (iii) any declaration,  setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of the
          Acquiror,  or any direct or  indirect  redemption,  purchase  or other acquisition of any such stock;

               (iv) any  issuance or sale by the  Acquiror or  agreement  by the
          Acquiror to sell or pledge any of the Acquiror's securities;

               (v) any statute,  rule,  regulation  or order  adopted  including orders of regulatory  authorities with  jurisdiction over the Acquiror or its business that materially and adversely  affects the Acquiror or its business; or

               (vi) to the Acquiror's knowledge,  any other events or conditions of any character  that may reasonably be expected to have a materially adverse effect on the Acquiror or its business.

          (g)  Litigation.  Except as  described on Exhibit  5(g),  there are no
     actions,  suits,  claims,   investigations  or  legal,   administrative  or
     arbitration  proceedings  pending  against  the  Acquiror,  its  assets  or business,  whether at law or in equity, or before or by any federal, state, municipal,  local,  foreign or other governmental  department,  commission, board, bureau,  agency or instrumentality;  nor does the Acquiror know of a threat of, or any basis for, any such action, suit, claim, investigation or proceeding.

          (h) Compliance; Governmental Authorizations. The Acquiror has complied in all material  respects with all federal,  state,  local or foreign laws, ordinances,  regulations and orders  applicable to its business,  including without limitation, federal and state securities laws that, if not complied with, would materially and adversely affect such business. The Acquiror has all federal,  state,  local and foreign  governmental  licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect.  The Acquiror does not know of any violations of any such licenses or permits.  No proceedings  are pending or, to the knowledge of the Acquiror, threatened, to revoke or limit the use of such licenses or permits.

          (i) Tax Matters. The Acquiror has filed all federal,  state and local, tax or related  returns and  reports  due or  required  to be filed,  which reports  accurately  reflect in all  material  respects the amount of taxes due. The Acquiror has paid all taxes or  assessments  that have become due, other  than  taxes or  charges  being  contested  in good  faith or not yet finally determined. The Acquiror is not aware of any tax liens with respect to any properties owned by the Acquiror.

          (j)  Agreements.  Schedule  5(j) contains a true and complete list and brief  description of all material  written or oral contracts,  agreements, mortgages,  obligations,  understandings,  arrangements,  restrictions, and other instruments to which the Acquiror is a party or by which the Acquiror or its assets may be bound.  True and correct copies of all items set forth on Schedule  5(j) have been made  available to the  Acquiree.  No event has occurred  that  whether  with  or  without  notice,  lapse  of  time or the happening  or  occurrence  of any other event would  constitute  a material default by the Acquiror  under any of the contracts of agreements set forth in Schedule 5(j). The Acquiror is not aware of any material  default by the other parties to such agreements.  In addition, no material violations have occurred pursuant to any loan agreements to which the Acquiror is a party.

          (k) Capitalization. As of the date of execution of this Agreement, the capitalization  of the Acquiror is as set forth in Schedule  5(k)  attached hereto and made a part hereof.

          (l) Full  Disclosure.  The Acquiror has  disclosed to the Acquiree all
     events,   conditions  and  facts  materially  affecting  the  business  and prospects of the Acquiror.  The Acquiror has not withheld disclosure of any events,  conditions,  and facts of which it may have knowledge and that may materially and adversely affect the business or prospects of the Acquiror.

          (m) Brokerage Fees. The Acquiree has not incurred, and will not incur, any  liability  for  brokerage  or  finder's  fees or  similar  charges  in connection with this Agreement.

          (n) No Approvals Required. No approval, authorization,  consent, order or other action of, or filing with, any person,  firm or corporation or any court, administrative agency or other governmental authority is required in connection  with  the  execution  and  delivery  by the  Acquiror  of  this
     Agreement or the consummation of the transactions  described herein, except to the  extent  that  the  parties  may be  required  to  file  reports  in accordance  with relevant  regulations  under federal and state  securities laws.

          (o) Subsidiaries.  The following is a majority-owned subsidiary of the
     Acquiror: Access HealthMax, Inc., a Florida corporation. The following is a wholly-owned  subsidiary of the Acquiror:  Access Health  Assurance  Plans,
     Inc., a Florida corporation.

6.   Indemnification.

          (a) Acquiree and Stockholders  hereby jointly and severally  indemnify and hold harmless Acquiror and Acquiror's  officers,  directors,  employees and agents with respect to any and all adverse consequences incurred by the
     Acquiror in connection with each and all of the following:

               (i) Any  misrepresentation  or  breach  of any  warranty  made by
          Acquiree  in this  Agreement  or in any  Schedule,  Exhibit,  or other document  attached hereto or delivered to the Acquiror by the Acquiree or any officer of the  Acquiree in  connection  with the  transactions contemplated hereby.

               (ii) The breach of any  covenant,  agreement,  or  obligation  of
          Acquiree contained in this Agreement or any Schedule or Exhibit hereto or any other instrument specifically contemplated by this Agreement.

               (iii) Any misrepresentation contained in any statement in writing or  certificate  furnished by an officer of Acquiree  pursuant to this
          Agreement or in connection with the transactions  contemplated by this
          Agreement.

               (iv) Any  liability  or  obligation  of any kind or  nature  that arises out of, or relates to, any pension, retirement, profit sharing,
          deferred   compensation,   bonus  or  other  incentive  plan,  or  any
          collective  bargaining  agreement or other labor agreement,  including single or multi-employer plans or agreements, to which Acquiree or any of its  affiliates is a party or by which any of them is bound,  other than assumed liabilities.

               (v) Any liability, obligation or claim for taxes owed by Acquiree with  respect to any  period  ending on or before  the  Closing  Date, except as such may be shown on the Financial Statements.

               (vi)  Any   misrepresentation  in  or  omission  from  any  list,
          Schedule,  Exhibit,  certificate  or other  instrument  required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to Acquiror or its authorized representatives.

               (vii) The Acquiree  hereby and herewith  acknowledges  the effect and operation of all laws  concerning the  environmental  condition of the Acquiree's  assets existing and applicable as of the Closing Date.
          The  Acquiree  and  the  Stockholders  hereby  jointly  and  severally indemnify and hold the Acquiror and the Acquiror's officers, directors and employees harmless in respect of any and all adverse  consequences incurred  by any of them in  connection  with the  matters  set  forth herein to the  extent  that the  Acquiree  or any of the  Stockholders would have had liability or  responsibility  had the Acquiree not sold the Acquiree.

          (b) The Acquiror  hereby  indemnifies  and holds harmless the Acquiree and the Acquiree's officers,  directors and employees in respect of any and all adverse consequence incurred by any of them in connection with each and all of the following:

               (i) Any  misrepresentation  or  breach  of any  warranty  made by
          Acquiror  in this  Agreement  or in any  Schedule,  Exhibit,  or other document  attached  hereto or delivered to Acquiree by Acquiror or any officer of Acquiror in connection with the  transactions  contemplated hereby.

               (ii) The breach of any  covenant,  agreement,  or  obligation  of
          Acquiror contained in this Agreement or any Schedule or Exhibit hereto or any other instrument specifically contemplated by this Agreement.

               (iii) Any misrepresentation contained in any statement in writing or  certificate  furnished by an officer of the  Acquiror  pursuant to this Agreement or in connection with the transactions  contemplated by this Agreement.

               (iv) Any  failure to pay,  satisfy  or  renegotiate  any  assumed liabilities.

          (c) Whenever any claims shall arise for indemnification hereunder, the party seeking  indemnification (the "Indemnitee") shall promptly notify the other party (the  "Indemnitor")  of the claim and,  when  known,  the facts constituting  the basis for such  claim.  If any claim for  indemnification hereunder  results  from or is in  connection  with any  claim  or  adverse consequence by a person who is not a party to this Agreement  ("Third Party
     Claim"),  such  notice  shall  also  specify,  if known,  the  amount or an estimate of the amount of the liability arising  therefrom.  The Indemnitee shall  give  the  other  party  prompt  notice  of any such  claim  and the
     Indemnitor  shall undertake the defense thereof by  representatives  of its own choosing,  reasonably satisfactory to the Indemnitee, at the expense of the Indemnitor.  The Indemnitee  shall have the right to participate in any such  defense  of a Third  Party  Claim  with  advisory  counsel of its own choosing,  at its own expense. If the Indemnitor,  within a reasonable time after notice of any such Third Party Claim, fails to defend, the Indemnitee or any  subsidiary or affiliate of the  Indemnitee  shall have the right to undertake  the defense,  compromise or settlement of such Third Party Claim on behalf of, and for the account of,  Indemnitor,  at the expense and risk of  Indemnitor.  Indemnitor  shall not,  without the  Indemnitee's  written consent,  settle or compromise any such Third Party Claim or  unconditional term  thereof,  the giving by the claimant or the  plaintiff to  Indemnitee and/or Indemnitee's subsidiary or subsidiaries, or affiliate or affiliates, as the case may be, an unconditional  release from all liability in respect of such Third Party  Claim.  Notwithstanding  any  provision  herein to the contrary, failure of Indemnitee to give any notice required by this Section shall not constitute a waiver of Indemnitee's right to indemnification or a defense to any claim by Indemnitee hereunder.

          (d) All  indemnification  hereunder  shall be effected  upon demand by payment of cash or delivery of a certified or cashier's check in the amount of the indemnification liability after determination in accordance with the foregoing.

          (e) The indemnities contained herein shall survive the Closing and any investigation made with respect thereto for a period commencing on the date hereof and ending on the third  anniversary of the Closing Date;  provided, however, that such indemnities shall survive as to any claim or demand made prior to such third anniversary until such claim or demand is fully paid or otherwise  resolved  by the  parties  hereto  in  writing  or by a court of competent jurisdiction.

          (f) Neither the Acquiree nor the Acquiror shall have any obligation to indemnify the other for any claim or related series of claims involving, in the aggregate, less than $5,000.

     7. Interim Operations.  The following shall apply, unless otherwise stated, to that  period  between  closing  and the time when the  Acquiror  successfully closes on a financing and receipt of net proceeds in  accordance  with Section 2 herein.

          (a) Board of  Directors.  Upon signing of this  agreement  the current
     Board of Directors of Acquiree  shall resign and a new Board of  Directors, consisting  of three  members  shall be  appointed  with two members  being appointed by the Acquiror and one being appointed by the Acquiree..

          (b)  Executive  Officers  and  Operating  Management.   The  Executive
     Officers and  Operating  Management  of Acquiree  shall not be changed with respect to positions and responsibilities  other then with approval of 100%
     of the Board of Directors.

          (c) Obligations. The Executive Officers and Operating Management shall not make any  commitment or otherwise  create an obligation of the Acquiree beyond  the  normal  course  of  operations.  Any and all  commitments  and obligations  which extend  beyond the period  specified in Section 2 herein must receive prior authorization by 100% of the Board of Directors.

          (d) Return of Shares.  If,  during the  Interim  Period,  the Board of
     Directors  of Acquiror  votes to dissolve  itself in any U.S.  court and/or there is a  material  judgment  against  Acquiror  in a court  of law,  the
     Acquiree may exercise it's rights to exchange in accordance  with Section 2 herein.

     8. Miscellaneous.

          (a) Survival. All of the representations, warranties, and covenants of the parties contained in this Agreement shall survive the Closing for three years following the Closing Date.

          (b) Press Releases and  Announcements.  No party shall issue any press release or  announcement  relating to the subject  matter of this Agreement without the prior written approval of the other party;  provided,  however, that any party may make any public  disclosure it believes in good faith is required  by law or  regulation  in which  case the  disclosing  party will advise the other party prior to making the disclosure.

          (c) No Third Party Beneficiaries.  This Agreement shall not confer any rights  or  remedies  upon any  person  other  than the  parties  and their respective successors and permitted assigns.

          (d) Succession and  Assignment.  This Agreement  shall be binding upon and inure to the benefits of the parties named herein and their  respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party;  provided,  however, that the Acquiror may (i) assign any or all of its rights and  interests  hereunder to one or more of its  affiliates and (ii) designate one or more of its affiliates to perform  its  obligations  hereunder  in either of which case the  Acquiror nonetheless  shall remain liable and responsible for the performance of all of its obligations hereunder.

          (e)  Counterparts.  This  Agreement  may be  executed  in one or  more counterparts,  each of which shall be deemed an  original  but all of which together will constitute one and the same instrument.

          (f) Headings.  The section  headings  contained in this  Agreement are inserted for  convenience  only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Notices.  All  notices,  requests,  demands,  claims,  and  other communications  hereunder will be in writing. Any notice, request,  demand, claim, or other  communication  hereunder shall be deemed duly given if and then two business days after it is sent by  registered  or certified  mail, return receipt  requested,  postage prepaid,  and addressed to the intended recipient as set forth on the signature page of this Agreement.

          Any  party  may give any  notice,  request,  demand,  claim,  or other communication  hereunder using any other means including personal delivery, expedited courier,  messenger service,  telecopy,  telex, ordinary mail, or electronic  mail,  but no such notice,  request,  demand,  claim,  or other communication  shall be deemed to have been duly given  unless and until it actually is received by the individual  for whom it is intended.  Any party may change the address to which notices,  requests,  demands,  claims,  and other  communications  hereunder  are to be  delivered  by giving the other party notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and constructed in accordance with the internal laws of the State of Florida.

          (i)  Amendments  and Waivers.  No  amendment of any  provision of this
     Agreement  shall be valid unless the same shall be in writing and signed by
     all  of  the   parties.   No   waiver   by  any   party  of  any   default,
     misrepresentation,  or breach of warranty or  covenant  hereunder,  whether intentional  or not,  shall be deemed to extend to any prior or  subsequent default, misrepresentation,  or breach or warranty or covenant hereunder or affect in any way any rights  arising by virtue of any prior or  subsequent such occurrence.

          (j)  Severability.  Any term or  provision of this  Agreement  that is invalid or  unenforceable  in any situation in any  jurisdiction  shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction  declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope  duration,  or area of the term or provision, to  delete  specific  words  or  phases,  or  to  replace  any  invalid  or unenforceable  term  or  provision  with  a term  or  provision,  and  this
     Agreement  shall be  enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (k) Expenses. Except as otherwise specified, each of the Acquiror, the
     Acquiree and the  stockholders  will bear his or its own costs and expenses including  legal  fees  and  expenses  incurred  in  connection  with  this
     Agreement and the  transactions  contemplated  hereby.  The Acquiree agrees that it has not paid any  amount to any third  party,  and will not pay any amount to any third party until after the  Closing,  with respect to any of the costs and expenses of the Acquiree or the Stockholders including any of their legal fees and expenses in connection  with this  Agreement or any of the transactions contemplated hereby.

          (l)  Construction.  The language used in this Agreement will be deemed to be the language  chosen by the parties to express  their mutual  intent, and no rule of strict  construction shall be applied against any party. Any reference to any federal,  state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations  promulgated  thereunder, unless the context requires otherwise.

          (m)  Incorporation  of  Exhibits  and  Schedules.   The  Exhibits  and
     Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Specific Performance.  Each of the parties acknowledges and agrees that the other party would be damaged  irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an  injunction or  injunctions  to prevent breaches of the  provisions of this  Agreement and to enforce  specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having  jurisdiction over the  parties  and the  matter  subject  to the  provisions  below,  in addition  to any  other  remedy to which it may be  entitled,  at law or in equity.

          (o)  Submission to  Jurisdiction.  Each of the parties  submits to the jurisdiction  of any state or  federal  court  sitting  in  Orange  County,
     Florida,  in any action or  proceeding  arising  out of or relating to this
     Agreement,  agrees  that all claims in respect of the action or  proceeding may be heard and  determined  in any such  court,  and  agrees not to bring action or  proceeding  arising out of or relating to this  Agreement in any other court.  Each of the parties waives any defense of inconvenient  forum or lis pendens  alibi to the  maintenance  of any action or  proceeding  so brought  and  waives  any bond,  surety,  or other  security  that might be required of any other party with respect thereto.

          (p) Entire Agreement.  This Agreement including the documents referred to  herein  constitutes  the  entire  agreement  between  the  parties  and supersedes any prior understandings,  agreements,  or representations by or between the parties,  written or oral,  that may have related in any way to the subject matter hereof.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on as of the date first above written.

ACCESS HEALTH ALTERNATIVES, INC.

BY: .....
    ---------------------------------------------

CONTINUA HEALTH SERVICES, INC

 BY: ....
     ------------------------------------------------

EMDX CORPORATION

BY: .....
    -------------------------------------------------

STOCKHOLDERS

 .........
______________, owner of
                   shares of common stock
------------------
of_______________

 .........
______________, owner of
                   shares of common stock
------------------
of_______________

 .........
______________, owner of
                   shares of common stock
------------------
of_______________